Contacts: Lippert/Heilshorn & Associates, Inc. PhotoMedex, Inc.

Kim Sutton Golodetz (investors) Dennis McGrath

212-838-3777 215-619-3287

Kgolodetz@lhai.com info@photomedex.com

Bruce Voss, 310-691-7100

Bvoss@lhai.com

PHOTOMEDEX APPOINTS NEW CEO

MONTGOMERYVILLE, Pa. - July 6, 2009 - PhotoMedex, Inc. (NASDAQ: PHMD), a leader in dermatology products and techniques, announced today that Jeffrey O'Donnell, President and CEO, has resigned from the Company and the board of directors to pursue other business interests.

Mr. O'Donnell has led PhotoMedex since 1999, and under his leadership the Company has grown into a portfolio of dermatology focused businesses based on both sound science and compelling patient and consumer benefits. The Board of Directors of PhotoMedex thanked Mr. O'Donnell for his decade of committed service to the Company.

The Board of Directors appointed Dennis McGrath, age 52, as President and CEO, effective immediately. Mr. McGrath joined PhotoMedex in January 2000, and has served as its Chief Financial Officer since that time. Mr. McGrath has served in several operating and financial senior executive level positions throughout most of his career.

Richard DePiano, Chairman of the Board of Directors of PhotoMedex, stated, "We are pleased to have had the depth of management to enable a smooth transition in leadership of the company. The Board believes that Dennis brings the continuity of management with a unique skill set to re-direct the company through the challenging economic times that all companies are facing. Over the years he has demonstrated to us his thorough understanding of all aspects of our business and we are confident in his ability to strategically leverage the global presence we have established."

Mr. McGrath commented, "I am delighted to join with our Board of Directors, our talented and hard-working employees and our dedicated shareholders in welcoming the exciting and challenging times ahead. I believe that we are uniquely positioned as a company to accelerate our growth once the world economic conditions settle around us. The quality of our existing products and the untapped technology residing within our people and intellectual property provide me with a great deal of optimism for the years ahead. I thank Jeff O'Donnell for the foundation that his leadership has provided."

About PhotoMedex

PhotoMedex is a leader in the development, manufacturing, and global marketing of dermatology products and techniques focused on advancing cost-effective technologies that provide patients with better outcomes and a higher quality of life. The Company is uniquely positioned to research and commercialize therapies that innovatively combine both medical devices and specialty pharmaceutical products. Medical Devices include the XTRAC® Excimer Laser for the treatment of skin diseases like psoriasis and vitiligo and the Omnilux™ non-laser Light Emitting Diodes (LED) for the treatment of clinical and aesthetic dermatological conditions including acne, photodamage, skin rejuvenation, wound healing, and non-melanoma skin cancer. Adding to these therapies, the company markets a broad range of specialty pharmaceutical products based upon its patented, clinically proven Copper Peptide technology for skin health, hair care, and wound care including its ProCyte brands of Neova®, Ti-Silc®, Vital Copper®, Simple Solutions®, and AquaSante®. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas, salons, and through licenses with strategic partners in the consumer market. In addition, the Company manufactures and distributes surgical lasers and disposables to hospitals and surgery centers for procedures in urology, gynecology, orthopedics and other surgical specialties.

SAFE HARBOR STATEMENT

Some portions of this release, particularly those describing PhotoMedex' strategies contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved. For further details and a discussion of these and other risks and uncertainties, please see our annual report on Form 10-k for the year ended December 31, 2008 which are on file with the SEC. We undertake no obligation to publicly update any forward looking statement, either as a result of new information, future events or otherwise.